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                                                                Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this pre-effective Amendment No. 1 to the Registration Statement on Form S-4/A of New RC, Inc. (the "Registration Statement") of our report dated February 12, 2001, relating to the Conectiv financial statements and financial statement schedules, which appears in Conectiv's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 27, 2001